As filed with the Securities and Exchange Commission on February 25, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 25, 2009
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

100 North Tryon Street
Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)
704.386.5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
On January 1, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 15, 2008, as amended by Amendment No. 1, dated as of October 21, 2008 (the “Merger Agreement”), between Bank of America Corporation, a Delaware corporation (“Bank of America”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”), a wholly owned subsidiary of Bank of America merged with and into Merrill Lynch, with Merrill Lynch continuing as the surviving corporation and as a subsidiary of Bank of America.
Bank of America is filing this Current Report on Form 8-K for the purpose of providing the audited consolidated balance sheets of Merrill Lynch as of December 26, 2008 and December 28, 2007, and the related consolidated statements of (loss)/earnings, changes in stockholders’ equity, comprehensive (loss)/income and cash flows for each of the three years in the period ended December 26, 2008. These financial statements are attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

23.1	Consent of Independent Registered Public Accounting Firm of Merrill Lynch & Co, Inc., Deloitte & Touche LLP

99.1	The audited consolidated balance sheets of Merrill Lynch & Co., Inc. as of December 26, 2008 and December 28, 2007, and the related consolidated statements of (loss)/earnings, changes in stockholders’ equity, comprehensive (loss)/income and cash flows for each of the three years in the period ended December 26, 2008

99.2	Report of Independent Registered Accounting Firm, dated February 23, 2009 (included in Exhibit 99.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By:	/s/ Craig R. Rosato
Craig R. Rosato
Chief Accounting Officer

Dated: February 25, 2009

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